UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):                    August 29, 2019

Tapestry, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

    10 Hudson Yards, New York, NY 10001
(Address of principal executive offices) (Zip Code)

        (212) 594-1850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPR	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer

On September 4, 2019, Tapestry, Inc. (the “Company”) announced that Victor Luis, Chief Executive Officer, departed from the Company and resigned from the Company’s Board of Directors, effective as of September 3, 2019. Thereafter, the size of the Board of Directors was reduced to eight directors.

In connection with Mr. Luis’s separation of employment with the Company, the Company and Mr. Luis entered into a separation and mutual release agreement (the “Luis Agreement”).  Pursuant to the Luis Agreement, Mr. Luis will receive severance payments and benefits in accordance with and subject to the terms and conditions of Mr. Luis’s employment letter with the Company effective as of February 13, 2013, as amended on June 22, 2015, and as further amended on August 22, 2016, which provide for the following payments and benefits:

●
Pay in lieu of notice consisting of six months of Mr. Luis’s base salary, totaling $700,000, plus 50% of the average of the actual bonus percentages earned by Mr. Luis for the three most-recently completed fiscal years prior to the separation date and applied to the maximum annual bonus payable to Mr. Luis for the 2020 fiscal year, totaling $1,155,583;

●	Continued payment of Mr. Luis’s base salary for a period of 21 months, commencing on the six-month anniversary of the separation date, totaling $2,450,000;
●
Payment of 21 months of Mr. Luis’s annual bonus, calculated as 1.75 times the average of the actual bonus percentages earned by Mr. Luis for the three most-recently completed fiscal years prior to the separation date and applied to the maximum annual bonus payable to Mr. Luis for the 2020 fiscal year, commencing on the six-month anniversary of the separation date, totaling $4,044,542;

●
Payment of Mr. Luis’s fiscal year 2020 annual bonus under the Company’s Performance-Based Annual Incentive Plan, based on actual performance and pro-rated for the portion of fiscal year 2020 Mr. Luis was employed;

●
For a period of 27 months following the separation date, subject to Mr. Luis timely electing to continue coverage under the Company’s group health plans pursuant to COBRA, the Company will pay the portion of Mr. Luis’s applicable COBRA premiums that exceeds the active employee premium cost;

●	For a period of up to 27 months following the separation date, the Company will continue to pay the premiums on Mr. Luis’s universal life insurance policy; and
●
Continued vesting of Mr. Luis’s unvested annual stock option and restricted stock unit awards during the 27-month period following the separation date, and Mr. Luis’s annual cliff-vesting performance restricted stock unit awards will be eligible to vest on the original vesting dates based on actual performance.

The Luis Agreement requires that Mr. Luis comply with confidentiality and non-disparagement provisions, as well as 27-month non-competition and non-solicitation restrictive covenants.  The Luis Agreement includes mutual releases of claims between the Company and Mr. Luis.

The foregoing description of the Luis Agreement is qualified in its entirety by the Luis Agreement which is attached hereto as Exhibit 10.1.

Appointment of Chairman and Chief Executive Officer

On September 4, 2019, the Company announced that Jide Zeitlin, the Chairman of the Company’s Board of Directors, has been appointed Chief Executive Officer of the Company, effective September 4, 2019.  Mr. Zeitlin will continue to serve as Chairman of the Company’s Board of Directors.

In connection with Mr. Zeitlin’s appointment as Chief Executive Officer, Mr. Zeitlin and the Company entered into an employment letter agreement, effective as of September 4, 2019 (the “Zeitlin Letter Agreement”).  The material terms of the Zeitlin Letter Agreement are summarized below.

Mr. Zeitlin will be an employee at-will of the Company, meaning either Mr. Zeitlin or the Company may terminate Mr. Zeitlin’s employment at any time, although Mr. Zeitlin is required to provide the Company with six months’ advance written notice of his intention to resign.

Pursuant to the Zeitlin Letter Agreement, Mr. Zeitlin will receive a base salary of $1,300,000 per year and will be eligible for an annual bonus under the Company’s Performance-Based Annual Incentive Plan in a target amount equal to 150% of Mr. Zeitlin’s base salary actually paid during the fiscal year, starting in fiscal year 2020, prorated for the actual time worked (with payment ranging from 0 – 200% of target subject to performance). The actual amount of this bonus will be based on the Company attaining criteria determined by the Company’s Board of Directors in accordance with the terms of the Performance-Based Annual Incentive Plan. All performance-based compensation paid to Mr. Zeitlin is subject to the Company’s incentive repayment policy applicable in the event of a material restatement of the Company’s financial results.

Mr. Zeitlin will receive appointment equity awards under the Tapestry, Inc. 2018 Stock Incentive Plan with an aggregate grant date value of $3,500,000 (the “Appointment Grant”).  The Appointment Grant will be 40% performance restricted stock units that are eligible to vest on the third anniversary of the grant date based on achievement of performance goals, 40% stock options that vest one-fourth per year over four years and 20% restricted stock units that vest one-fourth per year over four years. Pursuant to the Zeitlin Letter Agreement, if Mr. Zeitlin retires after completing one year of service as an employee of the Company, the Appointment Grant awards will continue to vest in accordance with their terms. If Mr. Zeitlin retires prior to completing one year of service as an employee of the Company, a pro-rated portion of the Appointment Grant awards, determined based on the number of months Mr. Zeitlin served as Chief Executive Officer during the 12-month period beginning on the first day of his employment, will continue to vest in accordance with their terms.  Mr. Zeitlin will be required to retain 50% of the net shares received upon vesting or exercise of the Appointment Grant awards for one year following any termination of employment other than in the case death or disability or termination in the event of a change in control.

Mr. Zeitlin may be eligible to receive future equity awards in the amounts and forms as may be determined in the discretion of the Human Resources Committee of the Board of Directors.

Mr. Zeitlin will not participate in either the Company’s Severance Pay Plan for Vice Presidents and Above or the Company’s Special Severance Plan.

Mr. Zeitlin is subject to customary employment covenants, including 12-month post-employment non-competition and employee and customer non-solicitation restrictions, as well as restrictive covenants set forth in the Appointment Grant.

Mr. Zeitlin, age 55, was elected to the Company’s Board of Directors in June 2006 and has served as the Chairman of the Board of Directors since November 2014. Mr. Zeitlin is the founder of the Keffi Group, a private investment firm and has been an investor with interests Asia, the Middle East, and Africa since 2006.  He spent the first 20 years of his career at Goldman Sachs, where he held a number of senior management positions, including as a member of Goldman Sachs’s Executive Office and serving as Global Chief Operating Officer of their investment banking businesses. Mr. Zeitlin serves on the board of Affiliated Managers Group, Inc., is Chairman Emeritus of Amherst College and is Chairman of the Nigeria Sovereign Investment Authority. He is, or has been, a member of numerous boards, including Milton Academy, the Harvard Business School Board of Dean's Advisors, Teach for America, Doris Duke Charitable Foundation, Montefiore Medical Center, Vascular Biogenics Ltd., Playwrights Horizons, Saint Ann’s School and Common Ground Community. Mr. Zeitlin holds an A.B. degree, magna cum laude, in Economics and English from Amherst College and an M.B.A. degree from Harvard University.

There are no family relationships between Mr. Zeitlin and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Zeitlin Letter Agreement is qualified in its entirety by the Zeitlin Letter Agreement, a copy which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

On September 4, 2019, the Company issued a press release concerning the departure of Mr. Luis and appointment of Mr. Zeitlin.  A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibits are being furnished herewith:

10.1	Separation and Mutual Release Agreement, between Tapestry, Inc. and Victor Luis
10.2	Letter Agreement, between Tapestry, Inc. and Jide Zeitlin
99.1	Text of Press Release, dated September 4, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 4, 2019

TAPESTRY, INC.

By:	/s/ Todd Kahn
Todd Kahn
President, Chief Administrative Officer, Chief Legal Officer & Secretary

EXHIBIT INDEX

10.1	Separation and Mutual Release Agreement, between Tapestry, Inc. and Victor Luis
10.2	Letter Agreement, between Tapestry, Inc. and Jide Zeitlin
99.1	Text of Press Release, dated September 4, 2019